Campbells

Campbells LLP
Floor 4, Willow House, Cricket Square
Grand Cayman KY1-9010
Cayman Islands

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E aclynes@campbellslegal.com

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By email

Leishen Energy Holding Co., Ltd

14 February 2025

Dear Sirs

Leishen Energy Holding Co., Ltd.
Consent Letter – Form 20-F

We are qualified lawyers of the Cayman Islands. We act as the Cayman Islands legal counsel to the Company, a Company incorporated under the laws of the Cayman Islands in connection with the filing on Form 20-F Annual Report for the fiscal year ended September 30, 2024.

We hereby consent to the reference to our name in such Form 20-F.

This Consent is rendered solely to you for the filing on Form 20-F and may not be used for any other purpose. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours sincerely

Campbells LLP

Campbells LLP